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                                                                   EXHIBIT T3B-2


                                   SCHEDULE A

                           MEMORANDUM OF ASSOCIATION
                                       OF
             PCI CHEMICALS CANADA COMPANY/SOCIETE PCI CHIMIE CANADA

1. The name of the Company is PCI CHEMICALS CANADA COMPANY and in its french language form SOCIETE PCI CHIMIE CANADA and the Company may be legally designated by either of such language forms and, unless expressly required by law to use a particular language form or all language forms of its name, may use any one language form of its name by itself in any case where its name is required to be used.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

         (1) to sell or dispose of its undertaking, or a substantial part thereof;

         (2)      to distribute any of its property in specie among its members;
                  and

         (3)      to amalgamate with any company or other body of persons.

3.       The liability of the members is unlimited.